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                                                                   EXHIBIT 12.1


                                US XCHANGE L.L.C
                       RATIO OF EARNINGS TO FIXED CHARGES


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
                                                     FISCAL YEAR ENDED              SIX MONTHS ENDED
                                                        DECEMBER 31,                    JUNE 30,
                                                   1997           1996            1998           1997
                                               -----------    ----------    -------------     ---------
SELECTED HISTORICAL DATA
Earnings were calculated as follows:

Income (loss) before taxes                     $(5,828,368)    $(137,810)    $(14,249,088)    $(830,994)
Add:  Fixed charges                                 91,043             -          822,277         2,922
Deduct:  Capitalized interest                            -             -           10,300             -
                                               -----------     ---------     ------------     ---------

Earnings                                       $(5,737,325)    $(137,810)    $(13,437,111)    $(828,072)
                                               -----------     ---------     ------------     ---------
Fixed charges were calculated as follows:
Interest expense                                    30,452             -          630,196             -
Amortization of debt issuance costs                      -             -           13,910             -
Portion of rentals attributable to interest         60,591             -          167,871         2,922
Capitalized interest                                     -             -           10,300             -
                                               -----------     ---------     ------------     ---------
Fixed charges                                  $    91,043             -     $    822,277     $   2,922
                                               -----------     ---------     ------------     ---------
Ratio of earnings to fixed charges                       -             -                -             -
                                               -----------     ---------     ------------     ---------
Deficiency                                     $ 5,828,368     $ 137,810     $ 14,259,388     $ 830,994
                                               -----------     ---------     ------------     ---------
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